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                                                                    EXHIBIT 10.2

                         PATRIOT NATIONAL BANCORP, INC.

                       2001 STOCK APPRECIATION RIGHTS PLAN

       PATRIOT NATIONAL BANCORP, INC., a corporation organized and existing under the laws of Connecticut (the "Corporation"), has adopted its 2001 Stock Appreciation Rights Plan (this "Plan") with the intention of promoting the interests of the Corporation and the shareholders of the Corporation by providing certain officers of the Corporation and of its Subsidiaries with appropriate incentives and rewards to encourage them to enter into or continue in the employ of the Corporation and/or such Subsidiaries.

I.     PURPOSES OF THE PLAN

       The purposes of this Plan are as follows:

       1.1. To provide an additional incentive for such officers of the Corporation and its Subsidiaries to further the growth, development and financial success of the Corporation by personally benefiting from price appreciation of the capital stock of the Corporation; and

       1.2. To enable the Corporation to obtain and retain the services of such officers of the Corporation and its Subsidiaries considered important to the long-range success of the Corporation by offering them an opportunity to benefit from the appreciation of the Corporation's capital stock which will reflect such growth, development and financial success.

II.    DEFINITIONS; RULES OF CONSTRUCTION

       2.1. DEFINITIONS. The terms defined in this Article shall have the following meanings for purposes of this Plan:

              (a) "Actual Net Income" shall mean net income of the Corporation, calculated in accordance with GAAP for the relevant measuring period.

              (b) "Award" means any Stock Appreciation Right granted under the Plan.

              (c) "Award Agreement" shall mean any agreement between the Corporation and a Participant evidencing an Award.

              (d) "Board of Directors" shall mean the Board of Directors of the Corporation.

              (e) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

              (f)   "Change in Control" means:

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                    (i)   a change in control of the direction and
              administration of the Corporation's business of a nature that would be required to be reported in response to Item 6(e) of
              Schedule 14A of Regulation 14A (or any successor rule or regulation) promulgated under the Exchange Act, whether or not the Corporation is then subject to such reporting requirements;

                    (ii) any person (as such term is used in Sections 14(d) and 14(d)(2) of the Exchange Act but excluding any employee benefit plan of the Corporation) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 35% or more of the combined voting power of the Corporation's outstanding securities then entitled ordinarily (and apart from rights accruing under special circumstances) to vote for the election of directors; provided, however, that any increase in beneficial ownership of securities of the Corporation by Angelo DeCaro (and/or his family members or family trusts) or Fred DeCaro (and/or his family members or family trusts) shall not constitute a "Change in Control";

                    (iii) the Board of Directors shall approve a sale of all or substantially all of the assets of the Corporation;

                    (iv) the Board of Directors of Patriot National Bank (the "Bank") shall approve a sale of all or substantially all of the assets of the Bank; or

                    (v) the Board of Directors of the Corporation or the Board of Directors of the Bank shall approve any merger, consolidation or like business combination or reorganization of the Corporation or the Bank, respectively, the consummation of which would result in the occurrence of any event described in clause (ii) above.

              (g) "Committee" shall mean such committee of the Board of Directors that the Board of Directors designates to allocate among Participants Awards which may be granted pursuant to the terms of this Plan or, in the absence of any such designation, the Board of Directors. Any such committee so designated by the Board of Directors shall be composed of members who meet any qualification prescribed in Rule 16b-3.

              (h) "Common Stock" shall mean the Common Stock, $2.00 par value, of the Corporation.

              (i) "Continuing Directors" means each director of the Corporation as of the effective date of this Plan and any successor to any such director and any additional director who (i) after the effective date of this Plan was nominated or selected by a majority of the Continuing Directors in office at the time of his or her nomination or selection and (ii) at the time of his or her nomination or selection is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) of any person who is the beneficial owner, directly or indirectly, of securities representing 25% or more of the combined voting power of the Corporation's outstanding securities then entitled ordinarily to vote for the election of directors.

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              (j)   "Corporation" shall mean Patriot National Bancorp, Inc., a corporation organized and existing under the laws of Connecticut.

              (k) "Disability" shall mean: (i) any physical or mental condition that would qualify a Participant for a disability benefit under any long-term disability plan maintained by the Corporation or a Subsidiary of the Corporation and applicable to such Participant or (ii) when used in connection with the exercise of an Incentive Stock Option following termination of employment, disability within the meaning of
       Section 22(e)(3) of the Internal Revenue Code.

              (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

              (m) "Fair Market Value" shall mean the average closing price per share of the Common Stock for the 10 trading days immediately preceding the applicable date as reported on the composite tape of the principal national stock exchange on which the Common Stock is then listed or, if the Common Stock is not listed on any national stock exchange, the closing price per share of Common Stock as reported on The NASDAQ Stock Market, Inc. If the Common Stock is not listed on any national stock exchange or quoted on The NASDAQ Stock Market, Inc., Fair Market Value shall mean the average bid price per share of the Common Stock for the 10 trading days immediately preceding the applicable date as reported on such reporting system as shall be selected by the Committee. If the Common Stock is not publicly traded, the Committee shall determine the Fair Market Value to be the valuation determined by a qualified bank stock analyst or investment banking firm specializing in bank stock.

              (n) "For Cause" shall mean (i) the continued failure by the Participant substantially to perform his or her duties as an officer or employee of the Corporation (other than any such failure resulting from his or her incapacity due to physical or mental illness) or (ii) the engaging by the Participant in conduct which is materially injurious to the Corporation, monetarily or otherwise, in either case as determined by the Board of Directors.

              (o) "Participant" shall mean any officer of the Corporation or any Subsidiary who is granted an Award pursuant to this Plan which remains outstanding.

              (p) "Plan" shall mean this 2001 Stock Appreciation Rights Plan, as amended from time to time.

              (q) "QDRO" shall mean a qualified domestic relations order as defined in Section 414(p) of the Internal Revenue Code or Title I,
       Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

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              (r)   "Rule 16b-3" shall mean Rule 16b-3 under Section 16 of the
       Exchange Act, as amended from time to time or any rule adopted in substitution therefor.

              (s) "Stock Appreciation Amount" is the amount that the holder of a Stock Appreciation Right is entitled to receive, subject to Stock Appreciation Restrictions and other terms and conditions set forth in an Award Agreement, calculated to be the appreciation in the value of a share of Common Stock as of the date the Stock Appreciation Right is exercised, above a base price established in the Award Agreement.

              (t) "Stock Appreciation Restriction" means the restriction on Stock Appreciation Rights under Section 5.2.

              (u)   "Stock Appreciation Rights" means an Award under
       Section 5.1.

              (v) "Subsidiary" shall mean a "subsidiary corporation" within the meaning Section 424(f) of the Internal Revenue Code.

              (w) "Target Net Income" shall mean projected consolidated net income of the Corporation set forth in any Award Agreement granting Stock Appreciation Rights for purposes of calculating the Stock Appreciation Restriction.

              (x) "10% Shareholder" shall mean any person who, at the time an Award is granted, owns shares of the Corporation or any Subsidiary or parent corporation of the Corporation which possess more than 10% of the total combined voting power of all classes of shares of the Corporation or of any Subsidiary or parent corporation of the Corporation.

       2.2. RULES OF CONSTRUCTION. For purposes of this Plan and any Award Agreement, unless otherwise expressly provided or the context otherwise requires, the terms defined in this Plan include the plural and the singular, and pronouns of either gender or neutral shall include, as appropriate, the other pronoun forms.

III.   CHANGE OF CONTROL; ADJUSTMENTS

       3.1. ACCELERATION OF EXERCISABILITY UPON A CHANGE IN CONTROL. In the event of a Change in Control of the Corporation, all then outstanding Awards shall immediately become exercisable in full. The Committee, in its discretion, may determine that, upon the occurrence of a transaction described in clauses
(i) through (v) of the definition of "Change in Control," each Award outstanding under this Plan shall terminate within (x) a specified number of days after notice to the Participant or (y) on the closing date of the transaction giving rise to a Change in Control of the Corporation, and such Participant shall receive, with respect to each share subject to such Award, cash in an amount equal to the excess of the Fair Market Value of such share immediately prior to the occurrence of such transaction over the exercise price per share (if any) of such Award.

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       3.2.   ADJUSTMENTS. Awards granted under this Plan shall be subject to adjustment as provided in Article VIII of this Plan.

IV.    GRANT OF AWARDS TO OFFICERS

       4.1. ELIGIBILITY. The Committee may grant Awards, in such amounts and with such terms and conditions as the Committee may determine, subject to the provisions of the Plan. The persons who shall be eligible to receive Awards under this Article IV shall be officers of the Corporation or its Subsidiaries (including officers of the Corporation or its Subsidiaries, whether or not they are directors of the Corporation or its Subsidiaries) as the Committee may select from time to time. Directors who are not employees or officers of the Corporation shall not be eligible to receive Awards under this Plan. Each Award granted pursuant to this Article IV shall be clearly identified in the applicable Award Agreement as a Stock Appreciation Right. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly.

       4.2. PERFORMANCE BASED AWARDS. The Committee may also grant Awards under this Plan subject to the attainment of such performance goals as the Committee may establish.

V.     STOCK APPRECIATION RIGHTS

       5.1. AWARD DESCRIPTION. Subject to the provisions of the Plan, the Committee may grant Stock Appreciation Rights and impose such restrictions or conditions to the vesting of such Stock Appreciation Rights as it, in its sole discretion, deems appropriate, including the attainment of performance goals. Each Stock Appreciation Right is the right to receive, upon surrender of the right, but without other payment, the Stock Appreciation Amount, if any, payable in (i) cash, (ii) shares of Common Stock or (iii) such other form or combination of forms of payout, at times and upon conditions (which may include a Change of Control), as may be approved by the Committee. Without limiting anything in the foregoing Plan, the Committee hereby grants to each of Robert F. O'Connell, Philip W. Wolford and Martin G. Noble Stock Appreciation Rights in respect of 6,000 shares of Common Stock.

       5.2. STOCK APPRECIATION RESTRICTIONS. Each Stock Appreciation Right shall be subject to forfeiture, in whole or in part, on the twelve month anniversary of the grant date according to the following Stock Appreciation
Restrictions: (i) as to 100% of the Stock Appreciation Right, in the event that Actual Net Income is less than ninety percent (90%) of Target Net Income for the fiscal year 2001; (ii) as to eighty three percent (83%) of the Stock Appreciation Right, in the event that Actual Net Income is at least ninety percent (90%) but less than one hundred and ten percent (110%) of Target Net Income for the fiscal year 2001; and (iii) as to forty two percent (42%) of the Stock Appreciation Right, in the event that Actual Net Income is at least one hundred and ten percent (110%) but less than one hundred twenty percent (120%) of Target Net Income for the fiscal year 2001. No Stock Appreciation Restriction shall apply in the event that Actual Net Income is at least one hundred twenty percent (120%) of Target Net Income for fiscal year 2001.

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       5.3.   EXERCISABILITY AND TERM OF STOCK APPRECIATION RIGHTS.

              (a) A Stock Appreciation Right shall become cumulatively exercisable (i) as to 20% of the Stock Appreciation Amount, if any, covered thereby on the first anniversary of March 31, 2001, subject to the Stock Appreciation Restriction; (ii) as to an additional 20% of the Stock Appreciation Amount, if any, covered thereby on the second anniversary of March 31, 2001; (iii) as to an additional 20% of the Stock Appreciation Amount, if any, covered thereby on the third anniversary of March 31, 2001; (iv) as to an additional 20% of the Stock Appreciation Amount, if any, covered thereby on the fourth anniversary of March 31, 2001; and (v) as to the remaining 20% of the Stock Appreciation Amount, if any, on the fifth anniversary of March 31, 2001, unless a different period is provided by the Committee at the time of grant thereof. Within each of the aforesaid applicable periods, each Stock Appreciation Right shall be exercisable as of a specific date (the "Determination Date"), which Determination Date shall be the date immediately preceding the date on which a written notice is received by the Corporation via overnight mail service and the applicable market value shall be the closing price of the shares of the Corporation on the Determination Date. Alternatively, the Participant may hand-deliver such a written notice to the Chairman of the Board of the Corporation after the closing of the NASDAQ market on any date during the relevant period stipulating that such date shall be the Determination Date in respect of the aforesaid procedure.

              (b) The term of each Stock Appreciation Right shall be a period of ten years from the date of grant unless otherwise provided by the Committee at the time of grant thereof.

       5.4. TRANSFER OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by this Plan, prior to the first anniversary of the date of grant. Following the first anniversary of the date of grant, Stock Appreciation Rights may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by this Plan, by will or by the laws of descent and distribution.

       5.5. BASE PRICE. Unless the Committee provides otherwise, and such provision is reflected in the Award Agreement, the minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the Fair Market Value of the shares of Common Stock underlying the Award as of March 31, 2001.

VI.    AWARD AGREEMENTS

       6.1. AWARD AGREEMENTS. Each Award under this Plan shall be evidenced by an Award Agreement in a form approved by the Committee setting forth the number of shares of Common Stock subject to the Award, and the price and term of the Award. The Award Agreement shall also set forth (or incorporate by reference) the other material terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of this Plan.

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       6.2.   INCORPORATED PROVISIONS. Award Agreements shall be subject to the terms of this Plan and shall be deemed to include the following terms:

              (a) Non-Assignability. The Award shall not be assignable nor transferable, except (i) by will or by the laws of descent and distribution or (ii) pursuant to a QDRO or any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto). The restrictions on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Committee, transfers without consideration for estate and financial planning purposes and transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement expressly permit. During the lifetime of a Participant, the Award shall be exercised only by such Participant or by his or her guardian or legal representative, except as expressly otherwise provided consistent with the foregoing transfer restrictions.

              (b) Rights as Shareholder. A Participant shall have no rights as a holder of Common Stock by virtue of an Award.

              (c) Withholding. The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld with respect to the exercise of an Award, and these obligations shall be paid by the Participant on or prior to the delivery of shares of Common Stock upon exercise of an Award.

       6.3. CONTRACT RIGHTS, FORMS AND SIGNATURES. Any obligation of the Corporation with respect to an Award shall be based solely upon the contractual obligations created by this Plan and the applicable Award Agreement. No Award shall be enforceable until the Award Agreement has been signed by the Participant and on behalf of the Corporation. By executing an Award Agreement, a Participant shall be deemed to have accepted and consented to the terms of this Plan, and any action taken in good faith under this Plan by and within the discretion of the Committee or its delegates. Except as expressly provided in this Plan or in an Award Agreement, there shall be no third party beneficiaries of the obligations of the Corporation under such Award Agreement.

VII.   EFFECT OF TERMINATION OF EMPLOYMENT

       7.1. TERMINATION OF STOCK APPRECIATION RIGHTS. Subject to such other provisions as the Committee may set forth in the applicable Award Agreement, and to the Committee's amendment authority under the Plan, unless the applicable Award Agreement provides otherwise, upon termination of a Participant's employment with Corporation or a Subsidiary or parent corporation of the Corporation, the following shall occur with respect to Stock Appreciation
Rights:

              (a) Termination other than for Death, Disability or Cause. In the event that the employment is terminated for any reason other than death, Disability or For Cause, (i) Stock Appreciation Rights granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is

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       three months after such termination, on which date they shall expire and
       (ii) such Stock Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no such Stock Appreciation Right shall be exercisable after the expiration of its term.

              (b) Termination for Death or Disability. In the event that the employment is terminated on account of the death or Disability of the Participant, (i) Stock Appreciation Rights granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the first anniversary of such termination, on which date they shall expire and (ii) such Stock Appreciation Rights granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no such Stock Appreciation Right shall be exercisable after the expiration of its term.

              (c) Termination For Cause. Notwithstanding the foregoing, any Stock Appreciation Right outstanding under this Plan shall terminate immediately upon any termination of a Participant's employment with the Corporation or any Subsidiary or parent corporation of the Corporation For Cause.

VIII.  ADJUSTMENTS

       8.1. CHANGES IN CAPITALIZATION. If there shall occur any recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, merger, combination, consolidation, or other reorganization or any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock or other property), or any split-up, spin-off, extraordinary redemption, combination or exchange of outstanding shares of Common Stock, or there shall occur any other similar transaction or event in respect of the Common Stock, or a sale of all or substantially all of the assets of the Corporation as an entirety, then the Committee shall, in the manner and to the extent, if any, as it deems appropriate and equitable to the Participants and consistent with the terms of this Plan, and taking into consideration the effect of the event on the holders of the Common Stock:

              (a)   proportionately adjust any or all of:

                    (i) the number, amount and type of Common Stock, other property or cash subject to any or all outstanding Awards;

                    (ii)  the base price of any or all outstanding Awards;

                    (iii) the securities, cash or other property deliverable
              upon exercise of the outstanding Awards;

                    (iv)  any other terms as are effected by the event; or

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              (b)   subject to any applicable limitations under generally
       accepted accounting principles, provide for:

                    (i) an appropriate and proportionate cash settlement or distribution; or

                    (ii) the substitution or exchange of any or all outstanding Awards.

IX.    ADMINISTRATION

       9.1. AUTHORITY AND STRUCTURE. This Plan and all Awards granted shall be administered by the Committee.

       9.2. CONSTRUCTION AND INTERPRETATION. The Committee shall have the power to interpret and administer this Plan and the Award Agreements, and to adopt, amend and rescind related rules and procedures. All questions of interpretation and determinations with respect to this Plan, the number of shares of Common Stock and the terms of any Award Agreements, the adjustments required or permitted by Article VIII. and other determinations hereunder shall be made by the Committee and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and any non-discretionary provision of this Plan, the terms of this Plan shall govern.

       9.3. RULE 16B-3 CONDITIONS; BIFURCATION OF PLAN. It is the intent of the Corporation that this Plan and the Awards hereunder satisfy and be interpreted in a manner that satisfies any applicable requirements of Rule 16b-3 so that the Participants will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder as to Awards intended to be entitled to the benefits of Rule 16b-3.

       9.4. DELEGATION AND RELIANCE. The Committee may delegate to the officers or employees of the Corporation the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose. In making any determination or in taking or not taking any action under this Plan, the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer, employee or agent of the Corporation shall be liable for any such action or determination made or omitted in good faith.

       9.5. EXCULPATION AND INDEMNITY. Neither the Corporation nor any member of the Committee, nor any other person participating in any determination of any question under this Plan, or in the interpretation, administration or application of this Plan, shall have any liability to any person for any action taken or not taken in good faith under this Plan or for the failure of an Award to qualify for exemption or relief under Rule 16b-3 or to comply with any other law, compliance with which is not required on the part of the Corporation.

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X.     MISCELLANEOUS

       10.1. NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO AWARD. Nothing contained in this Plan or any Award or Award Agreement shall confer upon any Participant any right with respect to the continuation of service with the Corporation or any Subsidiary or parent corporation of the Corporation or interfere in any way with the right of the Corporation or any Subsidiary or parent corporation of the Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

       No person shall have any claim or right to receive an Award hereunder. The grant of an Award to a Participant at any time shall neither require the grant of any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

       10.2. EFFECTIVE DATE. This Plan has been adopted by the Board of Directors. This Plan shall remain in effect until any and all Awards under this Plan have been exercised, converted or terminated under the terms of this Plan and the applicable Award Agreements.

       10.3. SHAREHOLDER APPROVAL. The adoption of this Plan, or any amendment hereto, shall be subject to approval by shareholders only to the extent required by (i) the Code, (ii) the applicable rules of any stock exchange or over-the-counter stock market, or (iii) as otherwise required by law. Any such approval shall be obtained within the time required by such law or rule. Any shareholder approval of this Plan or any amendment requiring such approval shall mean the affirmative vote of at least a majority of the shares of capital stock present and entitled to vote at a duly held meeting of shareholders, unless a greater vote is required by state corporate law, the certificate of incorporation or by-laws of the Corporation or the law or rule requiring shareholder approval, in which case such greater requirement shall apply. Shareholder approval may be obtained by written consent in lieu of a meeting to the extent permitted by applicable state law.

       10.4. COMPLIANCE WITH LAWS. This Plan, any Award Agreement and the grant, exercise, conversion and operation of Awards, and the issuance and delivery of Common Stock and/or other securities or property under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal insider trading, registration, reporting and other securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions (and the person acquiring such securities shall, if requested by the Corporation, provide such evidence, assurance and representations to the Corporation as to compliance with any thereof) as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

       The Corporation shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, or any regulation thereunder, of any interests in this Plan or to effect similar compliance under any state laws.

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       The transfer of any shares of Common Stock hereunder shall be effective only at such time as counsel to the Corporation shall have determined that the transfer of such shares is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any stock exchange on which shares of Common Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Common Stock hereunder in order to allow the transfer of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Award, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

       10.5. OWNERSHIP AND TRANSFER RESTRICTIONS. Common Stock acquired upon exercise of Awards, if any, shall be subject to the restrictions on ownership and transfer set forth in the Award Agreement.

       10.6. NON-EXCLUSIVITY OF PLAN. Nothing in this Plan shall limit or be deemed to limit the authority of the Corporation or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

       10.7. SEVERABILITY. In case any provision of this Plan shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provision in any other jurisdiction, shall not in any way be affected or impaired thereby.

       10.8. EXPENSES AND RECEIPTS. The expenses of this Plan shall be paid by the Corporation. Any proceeds received by the Corporation in connection with any Award will be used for general corporate purposes.

       10.9. FAILURE TO COMPLY. In addition to the remedies of the Corporation elsewhere provided for herein, failure by a Participant (or beneficiary or transferee) to comply with any of the terms and conditions of this Plan or the applicable Award Agreement, unless such failure is remedied by such Participant (or beneficiary or transferee) within ten days after notice of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

       10.10. APPLICABLE LAW. This Plan, any Award Agreement and any related documents and matters shall be governed in accordance with the laws of the State of Connecticut, except as to matters of federal law.

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